UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 31, 2007, Spansion Inc. (the “Company”) announced that its wholly owned operating company subsidiary, Spansion LLC, intends to offer, subject to market and other conditions, an additional $50 million aggregate principal amount of Senior Secured Floating Rate Notes due 2013 (the “Additional Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Additional Notes are part of the same series of Spansion LLC’s $550 million aggregate principal amount of Senior Secured Floating Rate Notes due 2013 issued and sold by Spansion LLC on May 18, 2007.

Spansion LLC expects to use the net proceeds of the offering of Additional Notes for capital expenditures, working capital and general corporate purposes.

This Report is neither an offer to sell or a solicitation of an offer to buy the notes nor shall there be any sale of the notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks, uncertainties and assumptions, including the risk that Spansion LLC may be unable to complete the offering. Other information on potential risk factors that could affect Spansion LLC, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” which can be found in the Company’s quarterly report on Form 10-Q, as amended, for the quarter ended April 1, 2007 filed with the SEC on May 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: May 31, 2007	By:	/s/ DARIO SACOMANI
	Name:	Dario Sacomani
	Title:	Executive Vice President, Chief Financial Officer

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